Exhibit 10.6

WCI COMMUNITIES, INC.

LONG – TERM EQUITY INCENTIVE PLAN

1.     ESTABLISHMENT, EFFECTIVE DATE AND TERM

WCI Communities, Inc., a Delaware corporation, hereby establishes the WCI Communities, Inc. Long-Term Equity Incentive Plan (the “Plan”).  The effective date of the Plan (the “Effective Date”) shall be the date as of which the Plan is adopted by the Board in accordance with the laws of the State of Delaware or such later date as provided in the resolutions adopting the Plan; provided, however, that the Plan is approved by the holders of a majority of the outstanding WCI Stock which is present and voted at a meeting, or by written consent in lieu of a meeting, which approval must occur within the period ending twelve (12) months before or after the date the Plan is adopted by the Board, and if such holders of WCI Stock fail to so approve the Plan on or before such date twelve (12) months after the Plan is adopted, then, as of such date, the Plan and any Awards granted under the Plan (and any related Award Agreements) shall be automatically cancelled and become null and void ab initio.  Unless earlier terminated pursuant to Section 16(l) hereof, the Plan shall terminate on the tenth anniversary of the Effective Date; however, Awards theretofore granted may extend beyond such anniversary date.  Capitalized terms used herein are defined in Appendix A attached hereto.

2.     PURPOSE

The purpose of the Plan is to enable the Company to attract, retain, reward and motivate Eligible Individuals by providing them with an opportunity to acquire or increase a proprietary interest in WCI and to incentivize them to expend maximum effort for the growth and success of the Company, so as to strengthen the mutuality of the interests between the Eligible Individuals and the shareholders of WCI.

3.     ELIGIBILITY

Awards may be granted under the Plan to any Eligible Individual, as determined by the Committee from time to time, subject to Section 5(c) below.

4.     ADMINISTRATION

(a)                   Committee.  The Plan shall be administered by the Committee, which shall have the full power and authority to take all actions, and to make all determinations not inconsistent with the specific terms and provisions of the Plan deemed by the Committee to be necessary or appropriate to the administration of the Plan, any Award granted or any Award Agreement entered into hereunder. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect as it may determine in its sole discretion.  The Committee may, in its sole discretion, in accordance with the terms of the Plan, grant waivers of terms, conditions, restrictions and limitations under the Plan or applicable to any Award, or accelerate the vesting or exercisability of, or termination of the restrictions with respect to, any Award.  Any determination or other action by the Committee pursuant to the provisions of the Plan shall be made in its sole discretion.  No such determination or other action shall be subject to de novo review if challenged in court.  The decisions by the Committee shall be final, conclusive and binding with respect to the interpretation and administration of the Plan, any Award or any Award Agreement entered into under the Plan.  No member of the Committee and no officer of the Company shall be liable for any action taken or omitted to be taken by such member, by any other member of the Board, or by any officer of the Company in connection with the performance of duties under the Plan, except for such person’s own willful misconduct or as expressly provided by statute.  All expenses associated with the administration of the Plan shall be borne by the Company.  The Committee may, as approved by the Board and to the extent permissible by law, delegate any of its authority hereunder to such Persons as it deems appropriate.

(b)                   Liability and Indemnification.  In addition to such other rights of indemnification as they may have, any Indemnifiable Individual shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit, or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding; provided that any such Indemnifiable Individual shall be entitled to the indemnification rights set forth in this Section only if the Indemnifiable Individual acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such conduct was unlawful, and further provided that upon the institution of any such action, suit, or proceeding the Indemnifiable Individual shall give the Company written notice thereof and an opportunity for the Company, at its own expense, to handle and defend the same before such Indemnifiable Individual undertakes to handle and defend it on his or her own behalf.

5.     SHARES OF WCI STOCK SUBJECT TO PLAN

(a)                   Shares Available for Awards. WCI Stock that may be issued pursuant to Awards granted under the Plan shall be treasury shares or authorized but unissued shares of WCI Stock.  The total number of shares of WCI Stock that may be issued pursuant to Awards granted under the Plan shall be 75,520 shares. A maximum of 75,520 may be subject to grants of Incentive Stock Options.

(b)                   Reduction of Shares Available for Awards.  Upon the granting of an Award, the number of shares of WCI Stock available under this Section 5 for the granting of further Awards shall be reduced by the number of shares of WCI Stock subject to the Award.

(c)                   Cancelled, Forfeited, or Surrendered Awards.  Notwithstanding anything to the contrary in this Plan, if any Award is cancelled, forfeited or terminated for any reason prior to exercise or becoming vested in full, the shares of WCI Stock that were subject to such Award (the “Recovered WCI Shares”) shall, to the extent cancelled, forfeited or terminated, immediately become available for future Awards granted under the Plan as if said Award had never been granted; provided, however, that any shares of WCI Stock subject to an Award which is cancelled, forfeited or terminated in order to pay the Exercise Price, purchase price or any taxes or tax withholdings on an Award shall not be available for future Awards granted under the Plan.  Any and all Awards with respect to the Recovered WCI Shares shall be made at the discretion of the President & Chief Executive Officer of WCI, provided that each such Award is approved by the Committee.

(d)                   Recapitalization.  If the outstanding shares of WCI Stock are increased or decreased or changed into or exchanged for a different number or kind of shares, other securities of or any other interests in WCI by reason of any recapitalization, reclassification, reorganization, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock of WCI, or other increase or decrease in such shares effected without receipt of fair and adequate consideration (as determined by the Board), occurring after the Effective Date, an appropriate adjustment shall be made by the Committee, as it may determine to be appropriate under the circumstances, to (i) the aggregate number and kind of shares of WCI Stock available under the Plan, (ii) the calculation of the reduction or increase of shares of WCI Stock available under the Plan, (iii) the number and kind of shares of WCI Stock issuable upon exercise (or vesting) of outstanding Awards granted under the Plan; and/or (iv) the Exercise Price of outstanding Options granted under the Plan.  No fractional shares of WCI Stock or units of other securities shall be issued pursuant to any such adjustment under this Section 5(d), and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.  All adjustments under this Section 5(d) shall be made in good faith and shall be final and binding.

6.     OPTIONS

(a)                   Grant of Options.  Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Options to purchase such number of shares of WCI Stock and on such terms and conditions as the Committee shall determine in its sole and absolute discretion.  Each grant of an Option shall satisfy the requirements set forth in this Section.

(b)                   Type of Options.  Each Option granted under the Plan may be designated by the Committee, in its sole discretion, as either (i) an Incentive Stock Option, or (ii) a Non-Qualified Stock Option.  Options designated as Incentive Stock Options that fail to continue to meet the requirements of Code Section 422 shall be re-designated as Non-Qualified Stock Options automatically on the date of such failure to continue to meet such requirements without further action by the Committee.  In the absence of any designation, Options granted under the Plan will be deemed to be Non-Qualified Stock Options.

(c)                   Exercise Price.  The Exercise Price of an Option shall be fixed by the Committee and stated in the respective Award Agreement, provided that the Exercise Price of the shares of WCI Stock subject to such Option may not be less than Fair Market Value of such WCI Stock on the Grant Date, or if greater, the par value of the WCI Stock.

(d)                   Limitation on Option Period.  Options granted under the Plan and all rights to purchase WCI Stock thereunder shall terminate no later than the tenth anniversary of the Grant

Date of such Options, or on such earlier date as may be stated in the Award Agreement relating to such Option. Subject to Section 16(k), in the case of Options expiring prior to the tenth anniversary of the Grant Date, the Committee may in its discretion, at any time prior to the expiration or termination of said Options, extend the term of any such Options for such additional period as it may determine, but in no event beyond the tenth anniversary of the Grant Date thereof.

(e)                   Vesting Schedule and Conditions.  No Options may be exercised prior to the satisfaction of the conditions and vesting schedule provided for in the Award Agreement relating thereto. Such vesting conditions may be contingent upon any criteria provided for by the Committee, including without limitation, future service and performance requirements.

(f)                    Exercise.  When the conditions to the exercise of an Option have been satisfied, the Participant may exercise the Option only in accordance with the following provisions, unless provided otherwise in the Award Agreement.  The Participant shall deliver to WCI a written notice, in accordance with Section 16(x), stating that the Participant is exercising the Option and specifying the number of shares of WCI Stock which are to be purchased pursuant to the Option, and such notice shall be accompanied by payment in full of the Exercise Price of the shares for which the Option is being exercised, by one or more of the methods provided for in the Plan.  An attempt to exercise any Option granted hereunder other than as set forth in the Plan shall be invalid and of no force and effect.

(g)                   Payment.  Unless provided otherwise in the Award Agreement, payment of the Exercise Price for the shares of WCI Stock purchased pursuant to the exercise of an Option shall be made by one of the following methods:

(i)                    by cash, certified or cashier’s check, bank draft or money order;

(ii)                   to the extent permitted by the Committee, through the delivery to WCI of shares of WCI Stock which have been previously owned by the Participant for the longer of: (A) six (6) months; or (B) the requisite period necessary to avoid a charge to WCI’ earnings for financial reporting purposes. Such shares shall be valued, for purposes of determining the extent to which the Exercise Price has been paid thereby, at their Fair Market Value on the date of exercise; or

(iii)                  by any other method which the Committee, in its sole and absolute discretion and to the extent permitted by applicable law, may permit, including, but not limited to, a “cashless exercise sale and remittance procedure” pursuant to which the Participant shall concurrently provide irrevocable instructions (1) to a brokerage firm approved by the Committee to effect the immediate sale of the purchased shares and remit to WCI, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable federal, state and local income, employment, excise, foreign and other taxes required to be withheld by the Company by reason of such exercise and (2) to WCI to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

(h)                   Limitations on Incentive Stock Options.  Notwithstanding any other provisions of the Plan, the following provisions shall apply with respect to Incentive Stock Options granted pursuant to the Plan.

(i)                    Limitation on Grants.  Incentive Stock Options may only be granted to Section 424 Employees.  The aggregate Fair Market Value (determined at the time such Incentive Stock Option is granted) of the shares of WCI Stock for which any individual may have Incentive Stock Options which first become vested and exercisable in any calendar year (under all incentive stock option plans of WCI and any “subsidiary corporation” or “parent corporation,” as such terms are defined in and in accordance with Code Section 424, of WCI) shall not exceed one hundred thousand dollars ($100,000).  Options granted to such individual in excess of the one hundred thousand dollars ($100,000 limitation, and any Options issued subsequently which first become vested and exercisable in the same calendar year, shall automatically be treated as Non-Qualified Stock Options.

(ii)                   Minimum Exercise Price.  In no event may the Exercise Price per share of WCI Stock subject an Incentive Stock Option be less than 100% of the Fair Market Value of such share of WCI Stock on the Grant Date.

(iii)                  Ten Percent Shareholder.  Notwithstanding any other provision of the Plan to the contrary, in the case of Incentive Stock Options granted to a Section 424 Employee who, at the time the Option is granted, owns (after application of the rules set forth in Code Section 424(d)) stock possessing more than ten percent of the total combined voting power of all classes of stock of WCI, such Incentive Stock Options (i) must have an Exercise Price per share of WCI Stock that is at least one hundred and ten percent (110%) of the Fair Market Value as of the Grant Date of a share of WCI Stock, and (ii) must not be exercisable after the fifth anniversary of the Grant Date.

7.     STOCK APPRECIATION RIGHTS

(a)                   Grant of Stock Appreciation Rights.  Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Stock Appreciation Rights, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion.  Each grant of a Stock Appreciation Right shall satisfy the requirements as set forth in this Section.

(b)                   Terms and Conditions of Stock Appreciation Rights.  Unless otherwise provided in an Award Agreement, the terms and conditions (including, without limitation, the terms related to the Exercise Price, exercise period, repricing, vesting and termination) of the Stock Appreciation Right shall be substantially identical (to the extent possible taking into account the differences related to the character of the Stock Appreciation Right) to the terms and conditions that would have been applicable under Section 6 above were the grant of the Stock Appreciation Rights a grant of an Option.

(c)                   Exercise of Stock Appreciation Rights.  Stock Appreciation Rights shall be exercised by a Participant only by written notice delivered to WCI pursuant to Section 16(x),

specifying the number of shares of WCI Stock with respect to which the Stock Appreciation Right is being exercised.

(d)                   Payment of Stock Appreciation Right.  Unless otherwise provided in an Award Agreement, upon exercise of a Stock Appreciation Right, the Participant or Participant’s estate, devisee or heir at law (whichever is applicable) shall be entitled to receive payment, in cash, in shares of WCI Stock, or in a combination thereof, as determined by the Committee in its sole and absolute discretion.  The amount of such payment shall be determined by multiplying the excess, if any, of the Fair Market Value of a share of WCI Stock on the date of exercise over the Fair Market Value of a share of WCI Stock on the Grant Date, by the number of shares of WCI Stock with respect to which the Stock Appreciation Rights are then being exercised.  Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to a Stock Appreciation Right by including such limitation in the Award Agreement.

8.     RESTRICTED STOCK

(a)                   Grant of Restricted Stock.  Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Restricted Stock, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion.  Each grant of Restricted Stock shall satisfy the requirements as set forth in this Section.

(b)                   Restrictions.  The Committee may impose such restrictions on any Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, future service and performance requirements.  Any Restricted Stock awarded under the Plan cannot be Transferred prior to the lapse of the restrictions applicable thereto.  Restricted Stock shall be forfeitable pursuant to the provisions of the applicable Award Agreement and the Plan until such Restricted Stock has vested pursuant to the provisions of the applicable Award Agreement and Plan.  Except as otherwise provided by the Committee in an Award Agreement in its sole and absolute discretion, subject to Section 11 of the Plan, Restricted Stock covered by any Award under this Plan that is subject solely to a future service requirement shall vest over the 3-year period immediately following the Grant Date in equal annual increments of thirty three and one third of a percent (33 1/3%), with one increment vesting on each anniversary date of the Grant Date.  Shares of Restricted Stock subject to the attainment of performance goals will be released from restrictions only after the attainment of such performance goals has been determined by the Committee.

(c)                   Stock Certificates. Any Restricted Stock issued hereunder may be evidenced in such manner, as the Committee, in its sole discretion, shall deem appropriate, including, without limitation, book entry registration or issuance of a stock certificate or certificates.  In the event stock certificates are issued in connection with the award of Restricted Stock under the Plan, WCI shall hold such certificates for the benefit of the Participant until such shares are no longer forfeitable.

(d)                   Shareholder Rights.  Upon delivery of shares of Restricted Stock to a Participant, or creation of a book entry evidencing a Participant’s ownership of shares of Restricted Stock, the Participant shall have all of the rights of a shareholder with respect to such shares, subject to the terms and conditions set forth in this Section 8 and the applicable Award Agreement.  Participants holding shares of Restricted Stock that are unvested and subject to forfeiture shall be (i) granted the right to exercise full voting rights with respect to those shares, and (ii) credited with any cash dividends paid with respect to such shares while they are so held, except, in the case of clause (i) and/or (ii) of this sentence, as otherwise provided by the applicable Award Agreement and to the extent permitted by law.  The Committee may apply any restrictions to such dividends that the Committee deems appropriate.  Except as set forth in the Award Agreement, in the event (1) of any adjustment as provided in Section 5(d), or (2) that any shares or securities are received as a dividend, or an extraordinary dividend is paid in cash, on shares of Restricted Stock that are unvested and subject to forfeiture, any new or additional shares or securities or any extraordinary dividends paid in cash received by a Participant who holds Restricted Stock that is unvested and subject to forfeiture shall be subject to the same terms and restrictions, including the risk of forfeiture, as relate to the original shares of Restricted Stock.

9.     OTHER AWARDS

Awards of shares of WCI Stock, performance shares, phantom stock, restricted stock units and other awards that are valued in whole or in part by reference to, or otherwise based on, WCI Stock, may also be made, from time to time, to Eligible Individuals as may be selected by the Committee.  Such WCI Stock may be issued in satisfaction of awards granted under any other plan sponsored by the Company or compensation payable to an Eligible Individual.  In addition, such awards may be made alone or in addition to or in connection with any other Award granted hereunder.  The Committee may determine the terms and conditions of any such award.  Each such award shall be evidenced by an Award Agreement between the Eligible Individual and the Company which shall specify the number of shares of WCI Stock subject to the award, any consideration therefore, any vesting or performance requirements and such other terms and conditions as the Committee shall determine in its sole and absolute discretion.

10.  TERMINATION OF EMPLOYMENT OR SERVICE

(a)                   General.  Unless otherwise provided in an Award Agreement, upon the termination of the employment or other service of a Participant with Company for any reason, all of the Participant’s outstanding Awards (whether vested or unvested) shall be subject to the rules of this Section.

(b)                   Termination of Employment or Service.  Except as otherwise provided for in an Award Agreement and as otherwise provided for in Sections 10(c), 10(d), 10(e) and 11 below, if a Participant’s employment or other service is terminated, all Awards unvested at the time of termination shall expire and all unvested shares of Restricted Stock held by the Participant shall be forfeited immediately and returned to the Company.

(c)                   Termination for Cause.   If the Company terminates a Participant’s employment or service for Cause, all outstanding Awards (including vested Options and Stock Appreciation Rights) shall be immediately forfeited effective upon such termination.

(d)                   Period of Time to Exercise Options and Stock Appreciation Right.  Any Option or Stock Appreciation Right held by a Participant, to the extent exercisable upon the Participant’s termination of employment or Service, may be exercised by the Participant at any time within ninety (90) days after the date of such termination; provided, however, (i) if the termination is due to the death or disability of the Participant, the Participant or the Participant’s estate, devisee or heir at law (whichever is applicable) shall have one (1) year to exercise such Option or Stock Appreciation Right (to the extent exercisable upon termination), and (ii) no Option or Stock Appreciation Right may be exercised after the expiration of its term.

(e)                   Termination by the Company without Cause or By Participant for Good Reason.  In the event a Participant’s employment or other service is terminated by the Company without Cause (not including by reasons of death or Disability) or by Participant for Good Reason, with respect to all Awards that are not fully vested at the time of such termination and solely for purposes of this paragraph 10(e), the  Participant shall be deemed immediately prior to such termination to accumulate an additional year of vesting service, as applied separately to each Award and all the Awards that remain unvested at such time shall expire and all unvested shares of Restricted Stock held by the Participant shall be forfeited immediately and returned to the Company.

(f)                    Temporary Absences.  Unless otherwise determined by the Committee, temporary absence from employment because of illness, vacation, approved leaves of absence or military service shall not constitute a termination of employment or other service.

(g)                   Committee Discretion.  Notwithstanding anything in this Plan to the contrary, the Committee may provide, in its sole and absolute discretion, that following the termination of employment or other service of a Participant with the Company for any reason (i) any unvested Award held by the Participant shall vest in whole or in part, at any time subsequent to such termination of employment or other service, and/ or (ii) a Participant or the Participant’s estate, devisee or heir at law (whichever is applicable), may exercise an Option, in whole or in part, at any time subsequent to such termination of employment or other service and prior to the termination of the Option pursuant to its terms.

11.  CHANGE IN CONTROL

(a)                   General.  Unless otherwise provided in an Award Agreement, upon the occurrence of a Change in Control of WCI the Committee may, in its sole and absolute discretion, provide on a case by case basis (i) that Awards shall vest upon the Change in Control; (ii) that Options and Stock Appreciation Rights shall terminate, provided that Participants shall have the right, immediately prior to the occurrence of such Change in Control and during such reasonable period as the Committee in its sole discretion shall determine and designate, to exercise any Award, (iii) that Awards shall terminate, provided that Participants shall be entitled to a cash payment equal to the Change in Control Price with respect to shares subject to the Award net of the Exercise Price thereof (if applicable), (iv) that, if a liquidation or dissolution of WCI occurs in connection with a Change in Control, the Awards shall convert into the right to receive liquidation proceeds net of the Exercise Price (if applicable); or (v) any combination of the foregoing.  In the event that the Committee does not terminate or convert an Award upon a

Change in Control, then WCI may cause the Award to be assumed, or substantially equivalent Awards be substituted, by the acquiring, or succeeding corporation (or an affiliate thereof).

(b)                   Termination by the Company without Cause or By Participant for Good Reason in Connection with the Change in Control.  Notwithstanding Section 11(a) above, in the event a Participant’s employment or other service is terminated by the Company without Cause (not including by reasons of death or Disability) or by Participant for Good Reason in connection with the Change in Control such Participant shall be considered fully vested (retroactively so, if applicable) as of the time of such termination in all Awards held at the time of such termination (“Change in Control Vested Awards”).  Solely for purposes of this paragraph, termination of employment or other service during the period beginning three (3) months prior to the Change in Control and ending six (6) months following the Change in Control shall be deemed to be in connection with the Change in Control.  Change in Control Vested Awards shall not be subject to Section 13(a) or (b)of the Plan or Section 11(a)(i) of the Plan, but are subject to the remainder of the provisions in Section 11(a) above.

(c)                   Restrictive Agreements.  As a condition of participation in this Plan, each Participant shall be obligated to cooperate with WCI, its shareholders and the underwriters in connection with any public offering of WCI’s securities, including an Initial Public Offering, and any transactions relating thereto and shall execute and deliver any such agreements and documents (“Market Standoff Agreements”), including without limitation, a lock-up agreement, as may be requested by WCI, its shareholders or the underwriters, in form and content specified by WCI.  As an additional condition of participation, upon issuance or vesting of any WCI security under this Plan, the Participant shall enter into any shareholder agreements specified by the Board (the “Shareholder Agreements”) in form and content so specified.  The Participant’s obligations under this Section 11 shall apply to any shares of WCI Stock issued under the Plan as well as to any and all other securities of WCI or its successor for which such WCI Stock may be exchanged or into which such WCI Stock may be converted.  In the event that the Participant fails to enter into the Market Standoff Agreements or Shareholder Agreements, then any WCI Stock issued pursuant to this Plan shall be null and void; provided, however, to the extent any court of law in any jurisdiction determines that such WCI Stock is not null and void, then the Participant (or any other holder of such WCI Stock) shall automatically be deemed subject to the terms of the Market Standoff Agreements and Shareholder Agreements with respect to such WCI Stock.

12.  CHANGE IN STATUS OF PARENT OR SUBSIDIARY

Unless otherwise provided in an Award Agreement or otherwise determined by the Committee, in the event that an entity or business unit which was previously a part of the Company is no longer a part of the Company, the Committee may, in its sole and absolute discretion: (i) provide on a case by case basis that some or all outstanding Awards held by a Participant employed by or performing service for such entity or business unit may become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan; (ii) provide on a case by case basis that some or all outstanding Awards held by a Participant employed by or performing service for such entity or business unit may remain outstanding, may continue to vest, and/or may remain exercisable for a period exceeding the existing term of such Awards, subject to the terms of the Award Agreement and this Plan; and/or

(iii) treat the employment or other services of a Participant employed by such entity or business unit as terminated if such Participant is not employed by WCI or any entity that is a part of the Company immediately after such event.

13.  WCI’S RIGHT TO PURCHASE AWARD STOCK; RIGHT OF FIRST REFUSAL

(a)                   WCI’s Right to Purchase Award Stock.  Unless otherwise provided in an Award Agreement, WCI shall have the right to repurchase the Award Stock issued with respect to any Participant, following such Participant’s termination of employment or service with the Company for any reason; provided, however, in the event the terms of this Section 13(a) are inconsistent with the terms of any stockholders’ agreement entered into by WCI and the Participant, the terms of the stockholders’ agreement shall govern.  The price for repurchasing the Award Stock shall be equal to the Fair Market Value of the WCI Stock, as determined on the day of such termination.  Should WCI fail to exercise such repurchase right within sixty (60) days following the later of (i) the date of such Participant’s termination of employment or service; (ii) if applicable, the date Participant exercises the Option; or (iii) if applicable, the date Restricted Stock is released from restrictions described in Section 8(b), WCI shall be deemed to have waived such right. WCI shall deliver the applicable amount of the repurchase price to the Participant no later than five (5) days following the date WCI provides the Participant with written notice of its intent to exercise its right of repurchase pursuant to this Section 13(a).  If an Initial Public Offering occurs, or Change in Control of WCI or any parent of WCI occurs, the repurchase provisions of this Section 13(a) shall cease to be effective.  To the extent Award Stock is purchased by WCI pursuant to this Section 13(a) from a Participant whose employment or service is terminated by the Company without Cause or by him/her for Good Reason less than ninety (90) days prior to a Change in Control, then an adjustment to the purchase price of such Award Stock shall be made so that the repurchase price shall be equal to the Change in Control Price of such Award Stock.

(b)                   Right of First Refusal.  Unless otherwise provided in an Award Agreement, a Participant who desires to dispose of any Award Stock shall first offer the Award Stock to WCI.  The Participant shall provide notice to WCI indicating the Participant’s desire to dispose of the Award Stock.  WCI shall have the irrevocable and exclusive first option, but not the obligation, to purchase all or a portion of the Award Stock, provided WCI provides notice of its election to purchase the Award Stock within seven (7) days after WCI receives the Participant’s notice.  The purchase price to be paid by WCI for the Award Stock being offered by the Participant shall be equal to the Fair Market Value of such Award Stock on the date that such notice is provided to WCI.  If an Initial Public Offering occurs, or Change in Control of WCI or any parent of WCI occurs, the repurchase provisions of this Section 13(b) shall cease to be effective.

14.  REQUIREMENTS OF LAW

(a)                   Violations of Law.  WCI shall not be required to sell or issue any shares of WCI Stock under any Award if the sale or issuance of such shares would constitute a violation by the individual exercising the Award, the Participant or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any provisions of the Sarbanes-Oxley Act, and any other federal or state securities laws or regulations.  Any good faith determination in this connection by the Committee shall be final, binding, and conclusive.  The Company shall not be obligated to take any affirmative action in order to cause the exercisability or vesting of an Award, to cause the exercise of an Award or the issuance of shares pursuant thereto, or to cause the grant of Award to comply with any law or regulation of any governmental authority.

(b)                   Registration.  At the time of any exercise or receipt of any Award, WCI may, if it shall determine it necessary or desirable for any reason, require the Participant (or Participant’s heirs, legatees or legal representative, as the case may be), as a condition to the exercise or grant thereof, to deliver to WCI a written representation of present intention to hold the shares for their own account as an investment and not with a view to, or for sale in connection with, the distribution of such shares, except in compliance with applicable federal and state securities laws with respect thereto.  In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the Participant (or Participant’s heirs, legatees or legal representative, as the case may be) upon the Participant’s exercise of part or all of the Award or receipt of an Award and a stop transfer order may be placed with the transfer agent.  Each Award shall also be subject to the requirement that, if at any time WCI determines, in its discretion, that the listing, registration or qualification of the shares subject to the Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with, the issuance or purchase of the shares thereunder, the Award may not be exercised in whole or in part and the restrictions on an Award may not be removed unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to WCI in its sole discretion.  The Participant shall provide WCI with any certificates, representations and information that WCI requests and shall otherwise cooperate with WCI in obtaining any listing, registration, qualification, consent or approval that WCI deems necessary or appropriate.

(c)                   Withholding.  The Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the grant, vesting or exercise of an Award, or the removal of restrictions on an Award including, but not limited to: (i) the withholding of delivery of shares of WCI Stock until the holder reimburses the Company for the amount the Company is required to withhold with respect to such taxes; (ii) in the case of payments of Awards, or upon any other taxable event hereunder, a Participant may elect, subject to the approval in advance by the Committee, to satisfy the withholding requirement, if any, in whole or in part, by having the Company withhold shares of WCI Stock that would otherwise be transferred to a Participant having a Fair Market Value, on the date the tax is to be determined, equal to the minimum marginal tax that could be imposed on the transaction, provided that such election is made in writing and signed by the Participant; (iii) withholding the amount due from any such person’s wages or compensation due to such person; or (iv) requiring the Participant to pay the Company cash in the amount the Company is required to withhold with respect to such taxes.

(d)           Mitigation of Excise Tax.  Unless otherwise provided for in an Award Agreement or in any other agreement between the Company and the Participant, if any payment or right accruing to a Participant under the Plan (without the application of this Section 14(d)), either alone or together with other payments or rights accruing to the Participant from the Company, would constitute a “parachute payment” (as defined in Section 280G of the Code and regulations thereunder), such payment or right shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under the Plan being subject to an excise tax under Section 4999 of the Code or being disallowed as a deduction under Section 280G of the Code. The determination of whether any reduction in the rights or payments under this Plan is necessary shall be made by the Company. The Participant shall cooperate in good faith with the Company in making such determination and providing any necessary information for this purpose.

(e)           Governing Law.  The Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

15.  CANCELLATION AND RESCISSION OF AWARDS

The Committee may cancel any unexpired, unpaid, unexercised, or deferred Awards at any time if the Participant is not in compliance with the applicable provisions of the Award Agreement, the Plan or with the following conditions:

(a)           A Participant shall not (i) breach any restrictive covenant, protective, employment, consulting or other agreement entered into between him or her and the Company at any time, or, (ii) during the employment by, or service to, the Company of a Participant who is not party to an employment agreement with the Company containing non-competition covenants, and for a period of six (6) months following any voluntary termination by such a Participant of such employment or services without Good Reason, render services for any organization or engage directly or indirectly in any business which, in the judgment of the chief executive officer of the Company or other senior officer designated by the Committee (or, in the case of any non-employee director, as determined by a vote of a majority of the Board), is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company.  A Participant may, however, purchase as an investment or otherwise, stock or other securities of any organization or business so long as they are listed upon a recognized securities exchange or traded over-the-counter, and such investment does not represent a substantial investment to the Participant or a greater than one percent (1%) equity interest in the organization or business.

(b)                   A Participant shall not, without prior written authorization from the Company, disclose to anyone outside the Company, or use in other than the Company’s business, any confidential information or materials relating to the business of the Company, acquired by the Participant either during or after his or her employment or engagement with the Company or its Affiliates.

(c)           A Participant shall disclose promptly and assign to the Company all right, title, and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment or engagement with the Company, relating in any manner to the actual or anticipated business, research, or development work of the Company, and shall, at the

Company’s expense, do anything reasonably necessary to enable the Company to secure a patent, trademark, copyright, or other protectable interest where appropriate in the United States and in foreign countries.

Notwithstanding any provision of the Plan to the contrary, the Committee shall have the authority to determine (and may so provide in any Award Agreement) that a Participant’s failure to comply with the provisions of paragraphs (a), (b) or (c) of this Section 15 shall cause any exercise, payment, or delivery of an Award which occurred during the two (2) year period prior to the breach of such paragraph to be rescinded.  The determination of whether a Participant shall have failed to so comply as described in the immediately preceding sentence shall be made by the Committee in its discretion, and pending any such determination, the Committee shall have the authority to suspend the exercise, payment, delivery or settlement of all or any portion of such Participant’s outstanding Awards pending an investigation of the matter.  The Company shall notify the Participant in writing of any such rescission within one (1) year of the date it acquires actual knowledge of such breach.  Within ten (10) days after receiving such a notice from the Company, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the exercise, payment, or delivery pursuant to the Award.  Such payment shall be made either in cash or by returning to the Company the number of shares of WCI Stock that the Participant received in connection with the rescinded exercise, payment, or delivery.

16.  GENERAL PROVISIONS

(a)                   Award Agreements.  All Awards granted pursuant to the Plan shall be evidenced by an Award Agreement.  Each Award Agreement shall specify the terms and conditions of the Award granted and shall contain any additional provisions as the Committee shall deem appropriate, in its sole and absolute discretion (including, to the extent that the Committee deems appropriate, provisions relating to confidentiality, non-competition, non-solicitation and similar matters).  The terms of each Award Agreement need not be identical for Eligible Individuals provided that all Award Agreements comply with the terms of the Plan.

(b)                   Certificates and Certificate Legend.

(i)                    With respect to WCI Stock issued pursuant to any Award under this Plan, each certificate representing shares of such WCI Stock shall bear the following legend:

“The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, are subject to restrictions on transfer, a right of repurchase and first refusal and other terms and conditions, which are set forth in the WCI Communities, Inc. Long-Term Equity Incentive Plan (the “Plan”), and in an Agreement entered into by and between the registered owner of such shares and the WCI Communities, Inc. (the “Company”), dated                            (the “Award Agreement”).  A copy of the Plan and the Award Agreement may be obtained from the Secretary of the Company.”

(ii)                   With respect to WCI Stock issued pursuant to any Award under this Plan that represents “restricted securities” under Rule 144 promulgated under the Securities Act of 1933, as amended, each certificate representing shares of such WCI Stock shall bear the following legend:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and such securities may not be offered, sold, pledged or otherwise transferred except (1) pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act or (2) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States.”

(c)                   Purchase Price.  To the extent the purchase price of any Award granted hereunder is less than par value of a share of WCI Stock and such purchase price is not permitted by applicable law, the per share purchase price shall be deemed to be equal to the par value of a share of WCI Stock.

(d)                   Dividends and Dividend Equivalents.  Except as provided by the Committee in its sole and absolute discretion or as otherwise provided in the Plan, a Participant shall not be entitled to receive, currently or on a deferred basis, cash or stock dividends, Dividend Equivalents, or cash payments in amounts equivalent to cash or stock dividends on shares of WCI Stock covered by an Award which has not vested or an Option.  The Committee in its absolute and sole discretion may credit a Participant’s Award with Dividend Equivalents with respect to any Awards.  To the extent that Dividend Equivalents are credited to an Award, a Participant shall not be entitled to any interest on any such amounts.

(e)                   Deferral of Awards.  The Committee may from time to time establish procedures pursuant to which a Participant may elect to defer, until a time or times later than the vesting of an Award, receipt of all or a portion of the shares of WCI Stock or cash subject to such Award and to receive WCI Stock or cash at such later time or times, all on such terms and conditions as the Committee shall determine.  The Committee shall not permit the deferral of an Award unless counsel for WCI determines that such action will not result in adverse tax consequences to a Participant under Section 409A of the Code.  If any such deferrals are permitted, then notwithstanding anything to the contrary herein, a Participant who elects to defer receipt of WCI Stock shall not have any rights as a shareholder with respect to deferred shares of WCI Stock unless and until shares of WCI Stock are actually delivered to the Participant with respect thereto, except to the extent otherwise determined by the Committee.

(f)                    Prospective Employees.  Notwithstanding anything to the contrary, any Award granted to a Prospective Employee shall not become vested prior to the date the Prospective Employee first becomes an employee of the Company.

(g)                   Issuance of Certificates; Shareholder Rights.  WCI shall issue a certificate evidencing the Participant’s ownership of shares of WCI Stock issued pursuant to the exercise of an Award as soon as administratively practicable after satisfaction of all conditions relating to the issuance or vesting of such shares.

(h)                   Transferability of Awards and Award Stock.  Unless otherwise provided in this Section 16(h), a Participant may not Transfer an Award other than by will or the laws of descent and distribution.  Awards may be exercised during the Participant’s lifetime only by the Participant.  No Award shall be liable for or subject to the debts, contracts, or liabilities of any Participant, nor shall any Award be subject to legal process or attachment for or against such person.  Upon written consent of the Committee (or its designee), the Participant may Transfer an Award a Participant’s Family Group.  Such members of the Family Group shall be bound by the provisions of the Plan, any applicable Award Agreement and any applicable shareholder agreement.  Any purported Transfer of an Award in contravention of the provisions of the Plan shall have no force or effect and shall be null and void, and the purported transferee of such Award shall not acquire any rights with respect to such Award.  The Committee may, in its sole discretion, permit transfers of Awards under circumstances other than those described in this Section 16(h). Any transferee of Award Stock shall be bound by the provisions of the Plan, any applicable Award Agreement and any applicable shareholder agreement.

(i)                    Buyout and Settlement Provisions.  The Committee may at any time on behalf of WCI offer to buy out any Awards previously granted based on such terms and conditions as the Committee shall determine which shall be communicated to the Participants at the time such offer is made.  The Participant shall be under no obligation to accept such an offer.

(j)                    Use of Proceeds.  The proceeds received by WCI from the sale of WCI Stock pursuant to Awards granted under the Plan shall constitute general funds of WCI.

(k)                   Modification of an Award.  Subject to the terms and conditions of the Plan, the Committee may modify outstanding Awards, provided that no modification of an Award shall adversely affect any previously accrued rights or obligations of the Participant under the applicable Award Agreement without the Participant’s consent, except such a modification made to cause the Plan or such Award to comply with applicable law, tax rules, stock exchange rules or accounting rules.

(l)                    Amendment and Termination of Plan.  The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of WCI Stock as to which Awards have not been granted; provided, however, that the approval of the shareholders of WCI in accordance with applicable law and the Articles of Incorporation and Bylaws of WCI shall be required for any amendment which the approval is necessary to comply with federal or state law (including without limitation Rule 16b-3 under the Exchange Act and Section 422 of the Code) or with the rules of any stock exchange or automated quotation system on which the WCI Stock may be listed or traded.  Except as permitted under Section 5 or Section 11 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the holder of an Award, adversely affect any previously accrued rights or obligations of any such holder with respect to any Award theretofore granted under the Plan, except any such amendment made to comply with applicable law, tax rules, stock exchange rules or accounting rules.  Awards granted prior to the termination of the Plan may extend beyond the date the Plan is terminated and shall continue subject to the terms of the Plan as in effect on the date the Plan is terminated.

(m)                  Section 409A of the Code.  The Plan is intended not to provide for deferral of compensation for purposes of Section 409A of the Code.  The provisions of the Plan shall be interpreted in such a manner so as not to provide for deferral of compensation for purposes of Section 409A of the Code and the Plan shall be operated accordingly.  If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict.

In the event that following the application of the immediately preceding paragraph, any Award is subject to Section 409A of the Code, the provisions of Section 409A of the Code and the regulations issued thereunder are incorporated herein by reference to the extent necessary for any Award that is subject to Section 409A of the Code to comply therewith.  In such event, the provisions of the Plan shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code and the related regulations, and the Plan shall be operated accordingly.  If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict.

Notwithstanding any other provisions of the Plan, the Company does not guarantee to any Participant or any other person that any Award intended to be exempt from Section 409A of the Code shall be so exempt, nor that any Award intended to comply with Section 409A of the Code shall so comply, nor will the Company indemnify, defend or hold harmless any individual with respect to the tax consequences of any such failure.

(n)                   Notification of 83(b) Election.  If in connection with the grant of any Award, any Participant makes an election permitted under Code Section 83(b), such Participant must notify WCI in writing of such election within ten (10) days of filing such election with the Internal Revenue Service.

(o)                   Disclaimer of Rights.  No provision in the Plan, any Award granted hereunder, or any Award Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ of or other service with the Company or to interfere in any way with the right and authority of the Company either to increase or decrease the compensation of any individual, including any holder of an Award, at any time, or to terminate any employment or other relationship between any individual and the Company.  The grant of an Award pursuant to the Plan shall not affect or limit in any way the right or power of WCI to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

(p)                   Unfunded Status of Plan.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation.  With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to such Participant by WCI, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of WCI.

(q)                   Nonexclusivity of Plan.  The adoption of the Plan shall not be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its sole and absolute discretion determines desirable.

(r)                    Other Benefits.  No Award payment under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any agreement between a Participant and the Company, nor affect any benefits under any other benefit plan of the Company now or subsequently in effect under which benefits are based upon a Participant’s level of compensation.

(s)                    No Fractional Shares.  No Award shall be exercisable or settled with respect to a fractional share of WCI Stock.  In the event an Award would otherwise be exercisable or settled with respect to a fractional share, any fraction shall be eliminated by any reasonable rounding convention, as determined by the Committee in its discretion.

(t)                    Headings.  The section headings in the Plan are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

(u)                   Pronouns.  The use of any gender in the Plan shall be deemed to include all genders, and the use of the singular shall be deemed to include the plural and vice versa, wherever it appears appropriate from the context.

(v)                   Successors and Assigns.  The Plan shall be binding on all successors of WCI and all successors and permitted assigns of a Participant, including, but not limited to, a Participant’s estate, devisee, or heir at law.

(w)                  Severability.  If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

(x)                   Notices.  Any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, to WCI, to its principal place of business, attention: General Counsel and if to the holder of an Award, to the address as appearing on the records of the Company.

IN WITNESS WHEREOF, this Plan is effective as of the Effective Date.

WCI COMMUNITIES, INC.

By:	/s/ David L. Fry

Name: David L. Fry

Title: President & Chief Executive Officer

APPENDIX A

DEFINITIONS

“Award” means any Option, Restricted Stock, Stock Appreciation Right or any other award granted pursuant to the Plan.

“Award Agreement” means a written agreement entered into by WCI and a Participant setting forth the terms and conditions of the grant of an Award to such Participant.

“Award Stock” means WCI Stock issued pursuant to an Award, however, shares of Restricted Stock will not be treated as Award Stock until they vest.

“Board” means the board of directors of WCI.

“Cause” means: (A) the meaning given to such term in any employment agreement with the Company to which the Participant is a party, or the meaning given to such term in any collective bargaining agreement applicable to such Participant (collectively such agreements shall be referred to herein as “Cause Agreements”); or (B) in the absence of Cause Agreements it shall mean that the Participant: (i) has committed any felony or any other act involving fraud, theft, misappropriation, dishonesty, or embezzlement; (ii) has committed intentional acts that materially impair the goodwill or business of the Company or cause material damage to its property, goodwill, or business;  (iii) has refused to, or willfully failed to, perform his or her material duties, which refusal or failure continues for a period of fourteen (14) days following notice thereof by the Company to the Participant; or (iv) has violated any written Company policies or procedures, which violation is not cured, to the extent susceptible to cure, within fourteen (14) days after the Company has given written notice to the Participant describing such violation. For purposes of clause (B) above, any voluntary termination by the Participant in anticipation of a termination by the Company for Cause shall be deemed a termination by the Company for Cause.

“Change in Control” shall be deemed to occur upon:

(a)           any “person” as such term is used in Sections 13(d) and 14(d) of the Exchange Act, to the extent applicable to WCI (other than WCI, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, any company owned, directly or indirectly, by the shareholders of WCI in substantially the same proportions as their ownership of common stock of WCI),  becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, to the extent applicable to WCI), directly or indirectly, of securities of WCI representing fifty percent (50%) or more of the combined voting power of WCI’s then outstanding securities (the “Majority Owner”); provided, however, that no Change in Control shall occur under this paragraph (a) unless a person who was not a  Majority Owner at some time after the Effective Date becomes a Majority Owner after the Effective Date;

(b)           during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with WCI to effect a transaction described in paragraph (a), (c), or (d) of this Section) whose election by the Board or nomination for election by WCI’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(c)           a merger, consolidation, reorganization, or other business combination of WCI with any other entity, other than a merger or consolidation which would result in the voting securities of WCI outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of WCI or such surviving entity outstanding immediately after such merger or consolidation; or

(d)           the shareholders of WCI approve a plan of complete liquidation of WCI or the consummation of the sale or disposition by WCI of all or substantially all of WCI’s assets other than (x) the sale or disposition of all or substantially all of the assets of WCI to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of WCI at the time of the sale or (y) pursuant to a spin-off type transaction, directly or indirectly, of such assets to the shareholders of WCI.

However, to the extent that Section 409A of the Code would cause an adverse tax consequence to a Participant using the above definition, the term “Change in Control” shall have the meaning ascribed to the phrase “change in the ownership or effective control of a corporation or in the ownership of a substantial portion of the assets of a corporation” under Treasury Department Regulation 1.409A-3(i)(5), as revised from time to time, and in the event that such regulations are withdrawn or such phrase (or a substantially similar phrase) ceases to be defined, as determined by the Committee.

“Change in Control Price” means the price per share of WCI Stock paid in any transaction related to a Change in Control of WCI.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Committee” means the Executive Compensation Committee of the Board, or such other committee of the Board which may be designated by the Board to administer the Plan, or, if the Board has not designated a committee to administer the Plan, the Board in its entirety.

“Company” means WCI Communities, Inc., a Delaware corporation, the subsidiaries of WCI Communities, Inc., and all other entities whose financial statements are required to be consolidated with the financial statements of WCI Communities, Inc., pursuant to United States generally accepted accounting principles, and any other entity determined to be an affiliate of WCI Communities, Inc., as determined by the Committee in its sole and absolute discretion.

“Disability” means a “permanent and total disability” within the meaning of Code Section 22(e)(3); provided, however, that if a Participant and the Company have entered into an employment or consulting agreement which defines the term Disability for purposes of such agreement, Disability shall be defined pursuant to the definition in such agreement with respect to any Award granted to the Participant on or after the effective date of the respective employment or consulting agreement.  The Committee shall determine in its sole and absolute discretion whether a Disability exists for purposes of the Plan.

“Dividend Equivalents” means an amount equal to the cash dividends paid by WCI upon one share of WCI Stock subject to an Award granted to a Participant under the Plan.

“Eligible Individual” means any employee, officer, director (employee or non-employee director) or consultant of the Company and any Prospective Employee to whom Awards are granted in connection with an offer of future employment with the Company, provided, however, that Options which are Non-Qualified Stock Options and Stock Appreciation Rights may only be granted to employee, officer, director (employee or non-employee director) or consultant of WCI or any entity with respect to which WCI is the “eligible issuer of service recipient stock” as such term is defined for purposes of the Treasury regulations promulgated under Section 409A of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the purchase price per share of each share of WCI Stock subject to an Award.

“Fair Market Value” means, as of any date, the fair market value of WCI Stock, as shall be determined in good faith by the Committee by reference to commonly accepted valuation principles, provided, however, that: (i) Fair Market Value relating to exercise price of Incentive Stock Options shall conform to requirements of Code Section 422; and (ii) Fair Market Value relating to exercise price of  Non-Qualified Stock Options and Stock Appreciation Rights shall conform to requirements of Code Section 409A.

“Family Group” means with respect to any Participant, such Participant’s spouse and descendants (whether or not adopted) and any trust, family limited partnership, or limited liability company that is and remains solely for the benefit of such Participant and/or such Participant’s spouse and descendants.

“Good Reason” means:  (A) the meaning given to such term in any employment agreement with the Company to which the Participant is a party, or the meaning given to such term in any collective bargaining agreement applicable to such Participant (collectively such agreements shall be referred to herein as “Good Reason Agreements”); or (B) in the absence of Good Reason Agreements it shall mean, without the Participant’s written consent, a material reduction in the Participant’s base salary, excluding any such reduction that affects the Participant’s employer’s employees generally, or the Company intentionally fails to pay such base salary when due; provided, however, that the occurrence of any event described in clause (B) above may only constitute Good Reason if (x) the Participant gives the Company written notice of his or her intention to terminate his or her employment for Good Reason, stating the event constituting grounds for such termination, within sixty (60) days of the occurrence of such event; (y) the relevant circumstances or conditions are not remedied by the Company within thirty (30) days after receipt by the Company of such written notice from the Participant; and (z)

the Participant terminates his or her employment within one hundred twenty (120) days following the occurrence of such event.

“Grant Date” means the date on which the Committee approves the grant of an Award or such later date as is specified by the Committee and set forth in the applicable Award Agreement.

“Incentive Stock Option” means an “incentive stock option” within the meaning of Code Section 422.

“Indemnifiable Individual” means any current or former member of the Committee, any current or former officer or director of WCI, or any individual designated pursuant to Section 4(a).

“Initial Public Offering” means a closing of an underwritten public offering by WCI or any successor entity that becomes the Issuer pursuant to a registration statement filed and declared effective under the Securities Act of 1933, as amended, covering the offer and sale of the WCI common stock for the account of WCI for cash.

“Issuer” means an entity with respect to whose securities Awards are issued and/or outstanding under the Plan.

“Non-Qualified Stock Option” means an Option which is not an Incentive Stock Option.

“Option” means an option to purchase WCI Stock granted pursuant to Sections 6 of the Plan.

“Participant” means any Eligible Individual who holds an Award under the Plan and any of such individual’s successors or permitted assigns.

“Person” shall mean any person, corporation, partnership, joint venture or other entity or any group (as such term is defined for purposes of Section 13(d) of the Exchange Act, to the extent applicable to WCI), other than a parent or subsidiary of WCI.

“Plan” means this WCI Communities, Inc. Long-Term Equity Incentive Plan.

“Prospective Employee” means any individual who has committed to become an employee of the Company within sixty (60) days from the date an Award is granted to such individual.

“Recovered WCI Shares” means the shares of WCI Stock  described in Section 5(c) of the Plan.

“Restricted Stock” means WCI Stock subject to certain restrictions, as determined by the Committee, and granted pursuant to Section 8 hereunder; provided however that any shares of

Restricted Stock which have vested shall not be considered Restricted Stock and instead shall be considered Award Stock.

“Section 424 Employee” means an employee of WCI or any “subsidiary corporation” or “parent corporation,” as such terms are defined in and in accordance with Code Section 424, of WCI.  The term “Section 424 Employee” also includes employees of a corporation issuing or assuming any Options in a transaction to which Code Section 424(a) applies.

“Stock Appreciation Right” means the right to receive all or some portion of the increase in value of a fixed number of shares of WCI Stock granted pursuant to Section 7 hereunder.

“Transfer” means, as a noun, any direct or indirect, voluntary or involuntary, exchange, sale, bequeath, pledge, mortgage, hypothecation, encumbrance, distribution, transfer, gift, assignment or other disposition or attempted disposition of, and, as a verb, directly or indirectly, voluntarily or involuntarily, to exchange, sell, bequeath, pledge, mortgage, hypothecate, encumber, distribute, transfer, give, assign or in any other manner whatsoever dispose or attempt to dispose of.

“WCI” means WCI Communities, Inc. and/or any successor of WCI, Communities, Inc.

“WCI Stock” means WCI’s Common Stock, $0.01 par value per share, or, in the event that the outstanding WCI Stock is hereafter changed into or exchanged for different stock or securities of WCI, such other stock or securities of WCI.